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                                                                    Exhibit 10.7

                                                              [EXECUTION COPY]


                           ASSIGNMENT AND ACCEPTANCE


     Reference is made to the Credit Agreement, dated as of October 20, 1995 (the "Credit Agreement") among Northstar Health Services, Inc., a Delaware corporation (the "Borrower"), the lenders which are or may become parties to the Credit Agreement (the "Lenders") and IBJ Schroder Bank & Trust Company, as agent for the Lenders (in such capacity, the "Agent"). Terms defined in the Credit Agreement and not otherwise defined herein are used herein with the meanings so defined.

     IBJ Schroder Bank & Trust Company (the "Assignor") and Cerberus Partners, L.P. (the "Assignee") agree as follows:

     1. The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date (as defined below), all of the Assignor's interest (the "Assigned Interest") in and to the Assignor's rights and obligations under the Credit Agreement as are set forth on Schedule I (individually, an "Assigned Facility"; collectively, the "Assigned Facilities"), in a principal amount for each Assigned Facility as set forth on Schedule 1.


     2. The Assignor (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Credit Documents or any other instrument or document furnished pursuant thereto, other than that it has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim; (b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any Subsidiary or any obligor of any of their respective obligations under the Credit Agreement or any other Credit Documents or any other instrument or document furnished pursuant hereto or thereto; and (c) attaches the Note(s) held by it evidencing the Assigned Facilities and requests that the Agent exchange such Note(s) for a new Note or Notes payable to the Assignee (and, if the Assignor is retaining any portion of its rights and obligations under the Credit Documents, to the Assignor) in the amounts which reflect the assignment being made hereby.

     3. The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements delivered pursuant to Section 6.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it will,




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independently and without reliance upon the Assignor, the Agent or any other
Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto and thereto; (d) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement, the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Agent by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender including, if it is organized under the laws of a jurisdiction outside the United States, its obligation pursuant to subsection 5. 12(b) of the Credit Agreement.

     4. The effective date of this Assignment and Acceptance shall be September 8, 1997 (the "Effective Date"). Following the execution of this Assignment and Acceptance, it will be delivered to the Agent for acceptance by it and recording by the Agent pursuant to Section 12.6(c) of the Credit Agreement, effective as of the Effective Date (which shall not, unless otherwise agreed to by the Agent, be earlier than five Business Days after the date of such acceptance and recording by the Agent).

     5. Upon such acceptance and recording, from and after the Effective Date, the Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to the Effective Date or accrue subsequent to the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

     6. From and after the Effective Date, (a) the Assignee shall be party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the other Credit Documents and shall be bound by the provisions thereof and (b) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

     7. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.

     IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed as of the date first above written by their respective duly authorized officers on Schedule I hereto.






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                                   Schedule 1
                          to Assignment and Acceptance
         Relating to the Credit Agreement, Dated as of October 20, 1995
                                     Among
                        Northstar Health Services, Inc.,
                           the Lenders Named Therein
                                      and
          IBJ Schroder Bank & Trust Company, as Agent for the Lenders
                        (in such capacity, the "Agent")

                   -----------------------------------------

Name of Assignor:   IBJ Schroder Bank & Trust Company

Name of Assignee:   Cerberus Partners, L.P.

Effective Date of Assignment:  September 8, 1997

     Credit                   Principal                  Commitment
Facility Assigned          Amount Assigned          Percentage Assigned
-----------------          ---------------          -------------------

Revolving Credit            $2,000,000.00                  100%
Term Loan                   $6,083,335.00                  100%
Acquisition Term Loan       $6,000,000.00                  100%


IBJ SCHRODER BANK
& TRUST COMPANY                              CERBERUS PARTNERS, L.P.



By: /s/ DAVID H. CASHON                      By: /s/ JOYCE C. JOHNSON-MILLER
    -----------------------------                ----------------------------
    Name:  David H. Cashon                       Name:  Joyce C. Johnson-Miller
    Title: Vice President                        Title: Managing Director




Accepted:                                    Consented to:

IBJ SCHRODER BANK                            NORTHSTAR HEALTH SERVICES, INC.
 & TRUST COMPANY, as Agent


By: /s/ DAVID H. CASHON                      By:
    -----------------------------                ----------------------------
    Name:  David H. Cashon                       Name:
    Title: Vice President                        Title:




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